SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ): January 27, 2016

AMERICAN CANNABIS COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 000-26108	94-2901715 (I.R.S. Employer Identification Number)

5690 Logan St # A, Denver, Colorado 80216

(Address of Principal Executive Offices and Zip Code)

(303) 974-4770

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

3(b) By letter dated January 27, 2016 Antonio Migliarese, who was previously engaged as the Company’s Principal Financial Officer, resigned his position. Mr. Migliarese and the Company agreed that Mr. Migliarese would provide transitional support regarding the Company’s engagement of a new Principal Financial Officer, and in anticipation of the Company’s upcoming filing on Form 10-K for the fiscal year ended December 31, 2015.

3(c) Effective January 27, 2016 the Company appointed Mr. Jesus M. Quintero as its Principal Financial Officer. There is no family relationship between any director, executive officer and Mr. Quintero.

Since the beginning of the registrant's last fiscal year to the effective date of Mr. Quintero’s appointment, Mr. Quintero has not been a participant, nor has he had any direct or indirect material interest in any transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000.

From January, 2013 to September, 2014, Mr. Quintero served as the Chief Financial Officer of the Company’s predecessor, Brazil Interactive Media, Inc. Mr. Quintero is also the current CFO for Mass Roots Inc (MSRT ). From  2011 to the present, Mr. Quintero has served as a financial consultant to several multi-million dollar businesses in South Florida. He has extensive experience in public company reporting and SEC/SOX compliance, and held senior finance positions with Avnet, Inc. (NYSE: AVT), Latin Node, Inc., Globetel Communications Corp. (AMEX: GTE) and Telefonica of Spain. His prior experience also includes tenure with Price Waterhouse and Deloitte & Touche. Mr. Quintero earned a B.S. in Accounting from St. John’s University and is a certified public accountant.

Section 8 - Other Events

Item 8.01 Other Events.

On February 2, 2016 the Company’s Board of Directors formed a Compensation Committee to provide the Company with strategic oversight of compensation programs including: (i) Developing and maintaining compensation strategy and philosophy; (ii) Reviewing, modifying and approving all Company compensation and benefit plans; (iii) Ensuring regulatory, accounting and disclosure compliance; and, (iv) Reviewing compensation and benefit programs relative to corporate governance best practices and approving appropriate modifications to programs.

The Board elected the following persons to the Compensation Committee to serve for one-year terms: (i) President and Chief Executive Officer Corey Hollister; (2) Director Ellis Smith; and, (3) Consultant Terry Buffalo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 2, 2016

AMERICAN CANNABIS COMPANY, INC.

By: /s/ Corey Hollister

Corey Hollister

Chief Executive Officer

(Principal Executive Officer)